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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Merrill Lynch & Co., Inc.
                          -------------------------
            (Exact name of registrant as specified in its charter)

                    Delaware                                   13-2740599
                    --------                                   ----------
    (State of incorporation or organization)                (I.R.S. Employer
                                                           Identification No.)

          4 World Financial Center
             New York, New York                                    10080
          -----------------------                                  -----
(Address of principal executive offices)                         (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]


Securities Act registration statement file number to which this form relates:
333-38792
---------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered
         -------------------                 ------------------------------

Callable Market Index Target-Term
Securities(R) due October, 2007 based upon
Semiconductor HOLDRS                         American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
--------------------------------------------------------------------------------
                               (Title of class)

"Market Index Target-Term Securities" and "MITTS" are registered service marks owned by Merrill Lynch & Co., Inc.
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Item 1.   Description of Registrant's Notes to be Registered.
          --------------------------------------------------


          The description of the general terms and provisions of the Callable Market Index Target-Term Securities ("MITTS(R)") due October________ , 2007 based upon Semiconductor HOLDRS to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated August 30, 2000, and the Prospectus dated June 15, 2000, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-38792 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

       99 (A) Preliminary Prospectus Supplement dated August 30, 2000, and Prospectus dated June 15, 2000, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

       99 (B)   Form of Note.

       99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

           Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.





















* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                       2
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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            MERRILL LYNCH & CO., INC.




                                            By: /s/ Andrea L. Dulberg
                                                ---------------------
                                                    Andrea L. Dulberg
                                                        Secretary


Date: October 3, 2000

                                       3
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549







                          MERRILL LYNCH & CO., INC.





                                   EXHIBITS
                                      TO
                        FORM 8-A DATED OCTOBER 3, 2000
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                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.
----------

99 (A) Preliminary Prospectus Supplement dated August 30, 2000, and Prospectus dated June 15, 2000 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)         Form of Note.

99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*






* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.